UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 21, 2011, NYSE Euronext issued a press release announcing that the NYSE Euronext Board of Directors (the “Board of Directors”) has unanimously reaffirmed its combination agreement with Deutsche Börse AG and reaffirmed its rejection of the proposal from Nasdaq OMX Group, Inc. and IntercontinentalExchange, Inc. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Also on April 21, 2011, Duncan Niederauer, Chief Executive Officer of NYSE Euronext, sent an email to NYSE Euronext employees informing them of the Board of Directors’ decision.  A copy of the email is attached hereto as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (d)      Exhibits

Exhibit Number	Description
99.1

Press release entitled “NYSE Euronext Board of Directors Unanimously Reaffirms Rejection of Proposal From NASDAQ And Intercontinental Exchange: Reaffirms Strong Commitment to Deutsche Boerse Combination -- Creates Substantially More Value for Shareholders with Clearer Path to Completion,” dated April 21, 2011 (solely furnished and not filed for purposes of Item 8.01)

99.2	Email from Duncan Niederauer, Chief Executive Officer of NYSE Euronext, to employees of NYSE Euronext, dated April 21, 2011 (solely furnished and not filed for purposes of Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             NYSE Euronext

Dated: April 21, 2011                          By:    /s/ Janet L. McGinness

                                                             Name:     Janet L. McGinness

                                                             Title:       Senior Vice President &

                                                                            Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1

Press release entitled “NYSE Euronext Board of Directors Unanimously Reaffirms Rejection of Proposal From NASDAQ And Intercontinental Exchange: Reaffirms Strong Commitment to Deutsche Boerse Combination -- Creates Substantially More Value for Shareholders with Clearer Path to Completion,” dated April 21, 2011 (solely furnished and not filed for purposes of Item 8.01)

99.2	Email from Duncan Niederauer, Chief Executive Officer of NYSE Euronext, to employees of NYSE Euronext, dated April 21, 2011 (solely furnished and not filed for purposes of Item 8.01)